Exhibit 3.1

SECOND AMENDED AND RESTATED BYLAWS
OF
CHINA XD PLASTICS COMPANY LIMITED

ARTICLE I
NAME AND PRINCIPAL OFFICE

Section 1.  The name of this Corporation is:

CHINA XD PLASTICS COMPANY LIMITED.

Section 2.  The principal office of the Corporation shall be located at such place as shall be designated by the Board of Directors (the "Board of Directors" or the "Board"), and the Corporation may maintain branch offices or agents elsewhere, within or without the State of Nevada, as the Board of Directors may from time to time determine.

Section 3.  The Corporation shall at all times maintain a registered office and registered agent within the State of Nevada, at such place within said State as shall be designated by the Board of Directors.

ARTICLE II
CAPITAL STOCK

Section 1. The Preferred Stock of the Corporation may be issued in one or more series, and the preferences, rights and powers of such Preferred Shares shall be determined in the discretion of the Board of Directors as set forth in a resolution adopted by the Board of Directors and in a Certificate of Designation for each series which shall be filed with the Nevada Secretary of State. The capital stock of the Corporation shall be evidenced by stock certificates issued in the name of the Corporation and signed by the President and Secretary of the Corporation under the corporate seal.

Section 2.  Said shares of capital stock shall be transferable only on the books of the Corporation or its authorized registration and transfer agent. The stock transfer records shall be kept by the Corporation or the appropriate designee of the Corporation as may be determined by the Board of Directors.

Section 3.  Shares of capital stock may be represented at all stockholder meetings by the stockholders of record or by written proxy directed to any other person or legal entity and filed with the Secretary of the Corporation prior to the beginning of any stockholder meeting. No person, however, shall be entitled to vote any shares of stock in person or by proxy at any such meeting unless the same shall have been transferred to him/her on the books of the Corporation at least 30 days prior to the said meeting.

Section 4.  Before a new stock certificate shall be transferred or issued to replace a lost certificate, proof of loss together with proper indemnification procedures, including an indemnification bond, if requested by the Board of Directors, shall be furnished by the applicant for the new stock certificate. Any cost of reissuing and indemnifying the Corporation for reissuing lost stock certificates shall be paid by the applicant.

Section 5.  The stockholder as reflected on the books of the Corporation, subject to the provisions of Section 3 of this Article II and any other provision of the Corporation's Articles of Incorporation (including any Certificate of Designation), shall be entitled to one vote for each share of stock owned by him/her. No cumulative voting shall be allowed.

Section 6.  The Corporation shall not be allowed to vote any Treasury stock held by it.

Section 7.  The Board of Directors may fix a date or dates at which time or times the persons reflected on the books of the Corporation as stockholders shall receive dividends or distributions of the corporate assets.

Section 8.  The Corporation shall be entitled to treat the stockholder of record of any share or shares of stock as the stockholder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Nevada.

Section 9.  Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine. Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy. Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary. Shares standing in the name of a receiver may be voted by such receiver. A stockholder whose shares are pledged shall be entitled to vote such shares, unless, in the transfer by the pledgor on the books of the corporation, he/she has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his/her proxy may represent the stock and vote thereon.

Section 10.  There shall be issued no fractional shares of the Corporation. In the event a stockholder shall be entitled to a fractional share by virtue of the declaration of a stock dividend or stock split or otherwise, the Corporation shall issue to said stockholder a certificate, called scrip, acknowledging the right of said stockholder to said fractional share. At any time that a stockholder shall become the holder of sufficient scrip to total one or more whole shares, then, at the request of said stockholder, the Corporation shall issue said whole share or shares to said stockholder. No holder of any scrip shall be entitled to any vote on account thereof.

Section 11.  All issued shares of the Corporation shall be fully paid and nonassessable; there shall be issued no partially paid shares of the Corporation.

Section 12.  Shares of the Corporation shall be issued for such consideration as shall be fixed from time to time by the Board of Directors; provided, however, that no such shares shall be issued for consideration less than the par value of such shares.

Section 13.  Treasury shares may be disposed of by the Corporation for such consideration as may be fixed from time to time by the Board of Directors.

ARTICLE III
MEETINGS OF STOCKHOLDERS

Section 1.  An annual meeting of the stockholders shall be held annually, within five (5) months of the end of each fiscal year of the Corporation. The annual meeting shall be held at such time and place and on such date as the Board of Directors shall determine from time to time and as shall be specified in the notice of the annual meeting; at which time the stockholders shall elect a Board of Directors and transact such other business as may be properly brought before the annual meeting. Notwithstanding the foregoing, the Board of Directors may cause the annual meeting of stockholders to be held on such other date in any year as they shall determine to be in the best interests of the Corporation; and any business transacted at said meeting shall have the same validity as if transacted on the date designated herein.

Notice of the annual meeting, stating the time and place thereof, shall be mailed to each stockholder at his/her address as shown on the records of the Corporation not less than ten (10) days and not more than sixty (60) days prior to such meeting.

Section 2.  For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of dividends, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not less than ten (10) nor more than sixty (60) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of dividends, the date on which notice of the meeting is mailed, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

Section 3.  A simple majority of the capital stock issued and outstanding, represented in person or by proxy, shall constitute a quorum for the transaction of business at any stockholders' meeting.

Section 4.  A special meeting of the stockholders may be called at any time by the President or as directed by a majority vote of the Board of Directors. The same notice shall be given of special meetings as is herein provided for the annual meeting, except that, in the case of special meetings, the notice shall state the objective and the purpose for which the special meeting is called (including the matters that will be presented to the stockholders for action), and no matters may be considered except those set forth in said notice.

Section 5.  A special meeting of the stockholders shall be called by the Corporation upon the written request of the holders of not less than twenty-five (25%) percent of the outstanding shares of the Corporation. Such written request shall be presented to the Secretary of the Corporation. The Secretary shall then comply with the provisions of this Article III regarding notice to stockholders of any special or annual meeting.

Section 6.  Notice of stockholder meetings, both annual and special, may be waived by any stockholder, and his/her presence at such meetings will constitute such a waiver.

Section 7. Except as may be otherwise provided in the Corporation’s Articles of Incorporation, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Except as otherwise required by law or the Corporation’s Articles of Incorporation, all elections shall be determined by a plurality of the votes duly cast and all other matters submitted to a vote of the stockholders shall be determined by a majority of the votes duly cast affirmatively or negatively.

Section 8.  Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding not less than the number of shares required to take such action at a meeting of stockholders.

Section 9.  At the option of the Board of Directors, and subject to compliance with applicable laws, including U.S. Federal and Nevada state securities laws, stockholders may participate in a meeting of stockholders by means of a telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other. Participation in a stockholder meeting pursuant to this Section shall constitute presence in person at the meeting.

Section 10.  The Board of Directors may adopt whatever rules it deems necessary or desirable for the orderly transaction of business at any meeting of stockholders; provided that such rules shall be in writing and shall be distributed to the stockholders prior to or at the beginning of said meeting, and provided further that such rules shall not abrogate any right of the holders of capital stock as defined by statute or by these Bylaws.

ARTICLE IV
BOARD OF DIRECTORS

Section 1.  The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation as are not, by the Nevada Revised Statutes, as amended, by the Articles of Incorporation or by these Bylaws, directed or required to be exercised or done by the stockholders.

Section 2.  The number of Directors which shall constitute the whole Board shall be not less than one (1) nor more than fifteen (15). Such number of Directors shall from time to time be fixed and determined by the Directors, subject to the approval of the stockholders, and shall be set forth in the notice of any meeting of stockholders held for the purpose of electing Directors. Provided a quorum of stockholders is present in person or by proxy, at the Annual Meeting of Stockholders, a vote of the stockholders shall be taken to confirm the number of Directors fixed by the Board and to be elected.  If holders of a majority of the shares entitled to vote do not approve the number of Directors fixed by the Board, then the number of Directors to be elected shall revert to the number of Directors elected at the previous year's Annual Meeting of Stockholders until the next Annual Meeting of Stockholders. Directors shall be elected at the Annual Meeting of the Stockholders, except as provided in Section 3 of this Article IV, and each Director elected shall hold office until his/her successor shall be elected and shall qualify, or his/her resignation or removal. Except as provided otherwise herein, Directors must be natural persons at least 18 years of age, but need not be residents of Nevada or stockholders of the Corporation. Notwithstanding the foregoing, neither the Board nor any subsequent stockholder action shall have the effect of eliminating any Director position(s) with respect to which any series of Preferred Stock has the authority under the Articles of Incorporation (including any Certificate of Designation) to elect the Director to serve in such position.

Section 3.  Any Director may resign at any time by written notice to the Board of Directors. Any such resignation shall take effect at the date of receipt of such notice or any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. If any vacancy occurs on the Board of Directors caused by death, resignation, retirement, disqualification or removal from office of any Director or otherwise, or if any new directorship is created by an increase in the authorized number of Directors, a majority of the Directors then in office, though less than a quorum, or a sole remaining Director may choose a successor or fill the newly created directorship; and a Director so chosen shall hold office until the next annual meeting and until his/her successor shall be duly elected and shall qualify or his/her resignation or removal, unless sooner displaced.

Section 4.  An annual meeting of the Board of Directors shall be held each year, without other notice than this Bylaw, at the place of and immediately following the annual meeting of stockholders, and regular meetings of the Board of Directors shall be held each year, at such time and place as the Board of Directors may provide, by resolution, either within or without the State of Nevada, without other notice than such resolution.

Section 5.  A special meeting of the Board of Directors may be called by the President and shall be called by the Secretary on the written request of any two Directors. The President so calling, or the Directors so requesting, any such meeting shall fix the time and place, either within or without the State of Nevada, as the place for holding such meeting.

Section 6.  Written notice of special meetings of the Board of Directors shall be given to each Director at least twenty-four (24) hours prior to the time of any such meeting. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any special meeting of the Board of Directors needs to be specified in the notice or waiver of notice of such meeting, except that notice shall be given of any proposed amendment to the Bylaws if it is to be adopted at any special meeting or with respect to any other matter where notice is required by the Nevada Revised Statutes, as amended.

Section 7.  A simple majority of the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the Nevada Revised Statutes, as amended, by the Corporation's Articles of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8.  Unless otherwise restricted by the Corporation's Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof, as provided in Article V of these Bylaws, may be taken without a meeting; provided that a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 9.  Directors, as such, shall not be entitled to any stated salary for their services unless approved by a vote by the Board of Directors. By resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board of Directors or any meeting of a committee of the Board Directors. No provision of these Bylaws shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore.

Section 10.  Members of the Board of Directors, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of  telephone conference or similar methods of communication by which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

ARTICLE V
COMMITTEES OF DIRECTORS

Section 1.  The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, including, if it shall so determine, an Executive Committee. Each such committee shall consist of two or more of the Directors of the Corporation, which shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the  Corporation as may be provided in this Article and may authorize the seal of the corporation to be affixed to all papers which may require it. Each committee may also include one or more non-Directors as determined by a resolution of the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Such committee or committees shall have such name or names and such authority as may be determined from time to time by resolution adopted by the Board of Directors.

Section 2.  In the event the Board of Directors shall, pursuant to Section 1 of this Article V, designate an Executive Committee to have and exercise the full powers of the Board of Directors, such power shall extend to the full limit of the powers of the entire Board of Directors, except that no committee of Directors shall have or exercise any of the following powers: amend the Corporation's Articles of Incorporation; undertake any actions toward merger or consolidation of the Corporation; recommend the lease, sale or exchange of all or substantially all of the assets of the Corporation; amend these Bylaws; declare any dividend; or authorize the issuance of any of the stock of the Corporation.

Section 3.  Each committee of the Board of Directors shall keep regular minutes of its proceedings and report same to the Board of Directors when required.

Section 4.  Members of special or standing committees may be allowed compensation for attending committee meetings, if the Board shall so determine.

ARTICLE VI
NOTICE

Section 1.  Whenever, under the provisions of the Nevada Revised Statutes, as amended, the Articles of Incorporation or these Bylaws, notice is required to be given to any Directors, members of any committee or stockholders, such notice shall be in writing, signed on behalf of the Corporation as required by the Nevada Revised Statutes, as amended, and shall be delivered personally or mailed to such Director, member of any committee or stockholder or, in the case of a Director or a member of any committee, may be delivered in person or given orally by telephone. The notice to the stockholders must state the purpose or purposes for which the meeting is called, the time when and the place where it is to be held, and the means of electronic communications, if any, by which the stockholders and proxies shall be deemed to be present in person and vote. If mailed, notice to a Director, member of a committee or stockholder shall be deemed to be given when deposited in the United States mail in a sealed envelope, with postage thereon prepaid, addressed, in the case of a stockholder, to the stockholder at the stockholder's address as it appears on the records of the Corporation or, in the case of a Director or a member of a committee, to such person at his/her business address. Any notice to stockholders given by the Corporation is also effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. The consent is revocable by the stockholder by written notice to the Corporation. Electronic transmission includes: (a) by facsimile machine to a number at which the stockholder has consented to receive notice, (b) by electronic mail to an electronic mail address at which the stockholder has consented to receive notice, (c) by posting on an electronic network with separate notice to the stockholder of the specific posting, and (d) by any other form of electronic transmission when directed to the stockholder.

Section 2.  Whenever any notice is required to be given under the provisions of the Nevada Revised Statutes, as amended, the Corporation's Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII
OFFICERS

Section 1.  The officers of the Corporation must include a President, a Secretary and a Treasurer. The Corporation may also have one or more Vice Presidents, any one or which may be designated Executive Vice President and the Board of Directors may appoint such other officers and agents, including Assistant Secretaries and Assistant Treasurers, as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Any two or more offices may be held by the same person. The President shall be elected from among the Directors.  With that exception,  none of the other officers need be a Director, and none of the officers need be a stockholder of the Corporation.

Section 2.  The officers of the Corporation shall be elected annually by the Board of Directors at its annual meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until his/her successor shall have been chosen and shall have qualified, or until his/her death or the effective date of his/her resignation or removal, or until he/she shall cease to be a Director in the case of the President.

Section 3.  Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect on the date of receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.  Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.  The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors or pursuant to its direction, and no officer shall be prevented from receiving such salary by reason of his/her also being a Director.

Section 6.  The President shall be the chief executive officer of the Corporation and subject to the control of the Board of Directors, shall generally supervise and control the business and affairs of the Corporation. The President shall preside at all meetings of the Board of Directors and the stockholders. He/She shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The President shall keep the Board of Directors and the Executive Committee fully informed and shall consult with them concerning the business of the Corporation. The President may sign, with the Secretary or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The President shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other Corporation standing in the name of the Corporation and, in general, shall perform all other duties incident to the office of President and such other duties as may be prescribed by the Board of Directors or the Executive Committee from time to time.

Section 7.  In the absence of the President, or in the event of his/her inability or refusal to act, the Executive Vice President (or, in the event there shall be no Vice President designated Executive Vice President, any Vice President designated by the Board) shall perform the duties and exercise the powers of the President. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President, the Board of Directors or the Executive Committee.

Section 8.  The Secretary shall: (a) keep the minutes of the meetings of  the stockholders, the Board of Directors and the committees of the Board Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by the Nevada Revised Statutes, as amended; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal is affixed to all stock certificates for shares or a facsimile thereof is affixed to all stock certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws or the Nevada Revised Statutes, as amended; (d) keep or cause to be kept a register of the post office address of each stockholder as furnished by each stockholder; (e) sign, with the President, stock certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned by the President, the Board of Directors or the Executive Committee.

Section 9.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his/her duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these Bylaws; (c) prepare or cause to be prepared, for submission at each regular meeting of the Directors, at each annual meeting of the stockholders and at such other times as may be required by the Directors, the President or the Executive Committee, a statement of financial condition of the Corporation in such detail as may be required; and (d) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned by the President, Board of Directors or Executive Committee.

Section 10.  The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President, Board of Directors or Executive Committee. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of his/her office. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

ARTICLE VIII
CONTRACTS, CHECKS AND DEPOSITS

Section 1.  Subject to the provisions of these Bylaws, the Board of Directors may authorize any officer or officers and agent or agents to enter into any contract or execute and deliver any such instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 2.  All checks, demands, drafts or other orders for payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as may be determined by the Board of Directors.

Section 3.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE IX
DIVIDENDS

Section 1.  Dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting in accordance with Section 78.288 of the Nevada Revised Statutes, as amended. Dividends may be paid in cash, in property or in shares of capital stock.

Section 2.  Before payment of any dividends, there may be set aside out of any funds the Corporation available for dividends such sum or sums as the Directors may from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Directors deem conducive to the best interests of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X
INDEMNIFICATION

Section 1.  The Corporation shall indemnify each person who is or was a director, officer, employee or agent of the Corporation (including the heirs, executors, administrators or estate of such person) or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the fullest extent permitted under the Nevada Revised Statutes, as amended, or any successor law or laws. Any such indemnification shall be made in accordance with the provisions of the Nevada Revised Statutes, as amended, or any successor law or laws.

Section 2.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any of the above-referenced parties against any liability, cost, payment or expense, whether or not the Corporation would have the power to indemnify such person against such liability.

ARTICLE XI
FISCAL YEAR

The fiscal year of the Corporation shall be set by resolution of the Board of Directors.

ARTICLE XII
AMENDMENTS TO BYLAWS

At any regular meeting of the Board of Directors or at any meeting of the Board of Directors specially called for said purpose, with each Director having been provided with proper notice of said meeting and a copy of the proposed changes in the Bylaws, these Bylaws may be altered, amended or repealed, in whole or in part, and new Bylaws may be adopted in accordance with the copy of the proposed changes provided to the Directors, by a vote of a majority of said Board of Directors.

          I HEREBY CERTIFY that the foregoing Second Amended and Restated Bylaws were duly adopted by the Board of Directors of the Corporation on the 8th day of November, 2011.

/s/ Han Jie
Chairman and CEO